Exhibit 21.1

The GEO Group, Inc. Subsidiaries

GEO International Holdings, Inc.

GEO RE Holdings LLC

WCC Financial, Inc.

WCC Development, Inc.

WCC/FL/01, Inc.

WCC/FL/02, Inc.

GEO/FL/03, Inc.

GEO Design Services, Inc.

GEO Care, Inc.

The GEO Group UK Ltd.

The GEO Group Ltd.

South African Custodial Holdings Pty. Ltd.

The GEO Group Australasia Pty, Ltd.

GEO Australasia Pty, Ltd.

The GEO Group Australia Pty, Ltd.

Australasian Correctional Investment Pty, Ltd.

Pacific Rim Employment Pty, Ltd.

Canadian Correctional Management, Inc.

Miramichi Youth Center Management, Inc.

The GEO Group New Zealand Limited

Correctional Services Corporation

CPT Limited Partner LLC

CPT Operating Partnership LP

Correctional Properties Prison Finance LLC

Public Properties Development & Leasing LLC

GEO Holdings I, Inc.

GEO Acquisition II, Inc.

GEO Transport, Inc.

CSC of Tacoma, LLC

GEO Care of South Carolina, Inc.

Just Care, LLC

Cornell Companies, Inc.

Cornell Corrections Mgmt, Inc.

CCGI Corp.

Cornell Corrections of Alaska, Inc.

Cornell Corrections of California, Inc.

Cornell Corrections of Texas, Inc.

Cornell Corrections of Rhode Island, Inc.

Cornell Interventions, Inc.

Correctional Systems, Inc.

WBP Leasing, Inc.

Sentencing Concepts, Inc.

Cornell Abraxas Group, Inc.

WBP Leasing, LLC

BII Holding Corp.

BII Holding I Corp.

Behavioral Holding Corp.

Behavioral Acquisition Corporation

BI Incorporated

GEO Custodial Ltd.